UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

Sunshine Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 752-6193

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 31, 2016, Sunshine Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that on October 31, 2016, the Company completed its acquisition of FBC Bancorp, Inc. and announced new appointments to the committees of the board of directors of the Company. This Form 8-K/A is being filed to correct an error in appointing Andrew S. Samuel, President and Chief Executive Officer, to the Nominating and Corporate Governance Committee (“Corporate Governance Committee”) of the Company. Mr. Samuel will not serve on the Corporate Governance Committee and instead, Ray H. Rollyson, an independent director, has been appointed to the Corporate Governance Committee. The Corporate Governance Committee did not hold any meetings after Mr. Samuel’s appointment. The foregoing information is incorporated by reference into Item 3.01 below.

Except as described above, this Form 8-K/A does not modify or update disclosure in, or exhibits to, the Original Form 8-K. Information not affected by this Form 8-K/A remains unchanged and reflects the disclosures made at the time the Original Form 8-K was filed.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)	On November 18, 2016, the Company provided notice to The NASDAQ Stock Market that, pursuant to Rule 5605(e) of the NASDAQ Stock Market Rules, Mr. Samuel was appointed in error to the Corporate Governance Committee.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Members to Board Committees.

The following persons were recently appointed to the Corporate Governance Committee of the Company’s board of directors for the 2016-2017 year: D. William Morrow, Chair, George Parmer, and Ray H. Rollyson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE BANCORP, INC.

DATE: November 23, 2016	By:	/s/ John D. Finley
John D. Finley, Executive Vice President and Chief Financial Officer